Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292781

Prospectus Supplement

(to Prospectus dated January 23, 2026)

eXoZymes Inc.

296,135 Units, each unit consisting of two

Shares of Common Stock and one

Common Stock Purchase Warrant

We are offering 592,270 shares of our common stock, par value $0.000001 (the “common stock”) and 296,135 warrants to purchase up to an aggregate of 296,135 shares of our common stock (the “Warrants”) pursuant to this prospectus supplement and the accompanying base prospectus. Each two shares of our common stock are being sold together with one Warrant to purchase one share of our common stock. The shares of our common stock and Warrants are immediately separable and will be issued separately but will be purchased together as a unit in this offering. The public offering price for the unit of two shares of common stock and the related Warrant is $18.00.

Each Warrant will be exercisable commencing the first anniversary of the date of this offering at an exercise price of $11.24 per share and will expire on the five-year anniversary of the date of this offering. The Warrants may be called for redemption, commencing the date they become exercisable, provided that there is an effective registration statement for the resale of the shares of common stock underlying the Warrants. Subject to the foregoing condition, the Company may only call the Warrants for redemption, if and when a share of common stock trades at or greater than $17.98 per share (subject to typical adjustments) on any twenty (20) trading days during any thirty (30) trading day period after the Warrants are exercisable. Notice of redemption shall be given not less than 30 days prior to the date of redemption. Warrant holders will be able to exercise their warrants through the date of redemption. The Warrant redemption price is $.01 per Warrant. There will be no broker protect period, if applicable. The Warrant exercise price is subject to typical adjustments and also will be reset to $0.001, if during the one-year period after the date of the offering, the Company sells in a public or private offering (other than pursuant to approved equity award plans of the Company) Common Stock at a per share price less than that at which a share of Common Stock was sold in the Offering. To qualify for this reset if any, an original purchaser of a unit in this offering must be able to demonstrate that it has held all the shares of common stock included in the units acquired in this offering up until the date of the price reset event, if any and must exchange the Warrants for a new warrant with the revised terms.

We refer to the shares of our common stock and, the Warrants, collectively, as the “Securities.” See “Description of Securities We Are Offering” in this prospectus supplement for additional information.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “EXOZ”. On June 5, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $9.35 per share. The Warrants will not be listed on any national securities market or other trading medium.

MDB Capital is a wholly owned subsidiary of MDB Capital Holdings LLC (“MDB Holdings”). MDB Holdings is the largest holder of our common stock, beneficially holding 4,136,426 shares of our common stock, representing 46.1% of our common stock immediately before this offering. Additionally, Christopher Marlett and Anthony DiGiandomenico are majority shareholders and directors of MDB Holdings, and also directors of the Company. Edgardo Rayo, an independent director of the Company, is an employee of an affiliate of MDB Holdings.

MDB Capital has a “conflict of interest” with the Company under Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, Lucid Capital Markets will act as the “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with this offering. In its role as a qualified independent underwriter, Lucid Capital Markets has participated in the preparation of this prospectus supplement and has exercised the usual standards of due diligence with respect thereto. The Company will pay Lucid Capital Markets a fee of $175,000 for its services. For a more complete discussion of the role and compensation of the underwriter, please see the section of this prospectus entitled “Underwriting -Conflicts of Interest.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012. As such, in this prospectus supplement we have taken advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See “Prospectus Summary— Implications of Being an Emerging Growth Company on page S-5.”

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates is $15,318,459 based on 8,518,251 shares of outstanding common stock, of which 4,590,441 are held by affiliates, and a per share price of $11.70, based on the closing sale price of our common stock on April 10, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value greater than one-third of our public float in any 12-month period, so long as our public float remains below $75,000,000. During the prior 12-calendar month period that ends on and includes the date of this prospectus supplement, we have not offered or sold any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Public offering price per each unit of two shares and one Warrant	$18.00	$5,330,430
Underwriting discounts and commissions(1)	$1.26	$373,130
Proceeds to us, before expenses	$16.74	$4,957,300

(1)

We will reimburse the underwriter for accountable expenses, not to exceed $78,000 and pay Lucid Capital Markets a fee of $175,000 for acting as the “qualified independent underwriter.” We also will issue to the underwriter a warrant to purchase up to 88,840 shares of Common Stock (102,167 shares of common stock if the over-allotment is exercised) having an exercise price of $11.24 per share, representing 10% of the shares of common stock and shares of common stock underlying the Warrants sold in the offering. See “Underwriting” beginning on page S-14 for a description of compensation payable to the underwriters.

We have granted a 45-day option to the underwriter to purchase up to 88,840 additional shares of common stock and 44,420 additional Warrants solely to cover over-allotments, if any, exercisable as a unit of two shares of common stock and one Warrant, representing up to15% of the units sold in the offering. If the underwriter exercises the option in full, assuming the total maximum underwriting discounts and commissions payable will be $429,099, then the total proceeds net of discounts and commissions, to us, before expenses, will be $5,700,891.

Investing in our securities involves a high degree of risk, including that the trading price of our common stock has been subject to volatility. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 4 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expect to deliver the shares of common stock and Warrants against payment on or about June 9, 2026.

The date of this prospectus supplement is June 5, 2026

MDB CAPITAL

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying base prospectus, then the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying base prospectus, respectively.

We are offering to sell, and seeking offers to buy, the common stock and Warrants (together the “Securities”) offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of the Securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “EXOZ,” “we,” “our,” “us” and the “Company” in this prospectus supplement and accompanying base prospectus, we mean eXoZymes Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities being sold hereunder.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all the information that may be important to you. Before making a decision to invest in our securities, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, this prospectus includes the accounts of eXoZymes Inc., a Nevada corporation and its wholly owned subsidiaries, collectively are referred to as “we”, “us”, “our”, “eXoZymes” or the “Company”.

Overview

Chemicals are ubiquitous in modern life - they form the basis of medicines, fuels, plastics, food, and colors, among many other applications that together contribute to our ability to live “the good life” in the modern world.

Harvesting chemicals from nature via traditional extraction methods is often inefficient and often requires large amounts of biological material to extract the necessary amounts of the desired chemical compounds. So, despite maybe being sustainable, it is not enough to supply the world’s demand through natural extraction, and it is not as scalable, as cost effective, or as flexible as using petrochemicals from a manufacturing point of view.

Since the discovery of oil and the advance of petrochemistry, the world has used petrochemical production methods to produce many desired chemicals—but petrochemical production is often toxic and environmentally damaging and, therefore, unsustainable. Furthermore, there is a limitation to what kinds of chemical compounds petrochemistry can efficiently produce, as nature is simply much more diverse and complex.

As a best-of-both-worlds solution for future chemical production, eXoZymes believes it has developed technology that will allow us to harness more of the mechanisms that nature uses for biochemical production. We believe the technology we are developing will allow for a future where we can build new biosolutions that harness nature’s diversity but are designable and engineerable and, therefore, as scalable as petrochemical, all while being sustainable.

This introduces a paradigm shift in chemical production through the groundbreaking and sustainable production of highly valuable new chemicals (e.g., small molecules), such as active compounds in pharmaceutical drugs, new generations of nutraceuticals, or the core energy-molecules in biofuels. Just to mention a few of the at least 100s of potential application areas.

All of the aforementioned examples represent very large potential business opportunities. Focusing our efforts will be key. And we will therefore concentrate our efforts in the pharmaceutical and nutraceutical space to begin with, as our core technology is a good fit for these markets, where we can make highly valuable compounds (e.g. natural products or natural-product-inspired compounds) and productize them, and that way scale up the business without taking on too much.

We believe, that with time, a paradigm shift in how humans get access to chemicals is possible by leveraging AI-designed and highly engineered enzymes (called exozymes), allowing for a new generation of “cell-free” biosolutions. When cell-free exozyme biosolutions are compared to synthetic biology (SynBio), which has offered a similar kind of vision for the future, but has mostly been unsuccessful, the main difference is that while many of the SynBio problems relate to scaling up production to commercially relevant scales using living cells, exozyme biosolutions avoids many of the scaling challenges by liberating the enzyme based chemical-production-pathways from the cell. Living cells, simply put, are difficult to scale and do not want to produce chemicals in industrially relevant amounts that they do not need or benefit from themselves.

S-1

In response to feedback from stakeholders and the ongoing need to clarify the specific type of “cell-free” technology utilized by the Company, a rebranding effort was undertaken in February of 2025 to provide greater clarity around our core technology and to distinguish it from existing approaches by SynBio-centered companies. Because we consider our technology as foundational, differentiated, and so laden with potential, we believe existing terminology was insufficient to accurately describe it. As a result, the term “exozymes” was introduced — not only as a rebranding effort, but also as the definition of this new scientific and technology concept. As such, Invizyne Technologies, Inc. was rebranded to eXoZymes, Inc.

We believe that bio-manufacturing, using exozymes and exozyme biosolutions, can efficiently convert affordable and widely available, potentially low-cost feedstocks into a broad spectrum of useful and beneficial chemicals. The capability to develop and bio-manufacture specific compounds that can be deployed in nutraceutical and pharmaceutical markets, as well as, for example, isobutanol for use in Sustainable Aviation Fuel, has already been successfully demonstrated by eXoZymes through multiple publications, use cases, and non-public and public pilot projects with potential partners.

Commercialization Strategy

We believe the potential applications of our technology are extensive. We are currently focusing on low-volume, high-value compounds that will often be natural products or their derivatives. These are being developed to be used as the active ingredients in nutraceuticals, and preferably, those that also have the potential to become active pharmaceutical ingredients (API).

We believe nutraceutical use-cases offer faster time to market with less cost and complexity (e.g. regulatory work). Pharmaceutical use cases often require higher end-product purity, longer regulatory timelines, and/or additional engineering to produce specialized derivative-versions of compounds that have optimized pharmaceutical qualities; therefore they typically have a much higher upside potential but they take more time and higher costs to fully develop. The good news is that most of the work to develop exozyme biosolutions for production of nutraceuticals will be reusable and can serve as the foundation for the pharmaceutical business case. Therefore, focusing on developing nutraceuticals with potential as pharmaceuticals represents a risk-minimizing strategy and double-dip opportunity that amplifies the chance for positive outcomes and returns of investments.

In rare application cases, we may work on projects outside of the “nutraceutical-with-pharmaceutical-potential” focus in the 2026-2027 timeframe. We define these other potential projects as those projects with “extraordinary business opportunities,” The sole current example of our limited divergence from nutraceutical-with-pharmaceutical-potential focus is our isobutanol program. In the case of isobutanol, the US Department of Energy has granted us non-dilutive resources to build an exozyme biosolution to produce isobutanol that can for example be used for Sustainable Aviation Fuel (SAF) and other sustainable biofuels and industrial chemical applications, where we retain almost all of the upside (IP, new technology and the business opportunities).

Other potential “extraordinary business opportunities” may be found via sponsorships and grants or if and when other companies have already heavily invested into a market such that a market is established and accessible once a working biosolution has been developed and is ready for deployment. In some cases, we anticipate that other companies will have struggled to achieve market relevant economics using a Synthetic Biology (SynBio) or synthetic chemistry approach and have already primed the market for adoption without a viable solution reliably to provide product at commercial scale. Because it is possible that an exozyme biosolution can be built much faster and cheaper than utilizing a SynBio approach, there may be customers willing to craft a venture with us such that sufficient upside (e.g. project cost, IP rights, licensing, royalties) provides overwhelming motivation to pursue the opportunity, despite the target compound or market not being a part of our current focus.

S-2

The 2026–2027 period represents an initial commercialization and validation phase focused on compounds that can be positioned as nutraceutical products while demonstrating characteristics that support potential pharmaceutical development.

We believe that this staged approach allows eXoZymes to:

●	Accelerate time to market through nutraceutical regulatory pathways
●	Generate early revenue streams and market adoption data
●	Validate biological activity and consumer demand
●	Establish a foundation for potential future pharmaceutical indications

Following this defined focus period, the Company may evaluate transitioning select compounds into formal pharmaceutical development programs or expanding the product portfolio into broader therapeutic applications.

After the initial 2026-2027 “nutraceutical-with-pharmaceutical-potential” focus period, we plan to reevaluate our focus and possibly expand our focus areas if we find it beneficial to do so. Regardless of the specific application market, we anticipate that partnerships will be essential. In markets where eXoZymes can bring a competitive advantage (better product or feature, cheaper prices, significantly “greener”, lower setup cost etc.) due to our state-of-the-art (bio)manufacturing biosolutions and a partner has established a viable commercial roadmap (such as a customer base, distribution networks, and market insights) a partnership will be optimal. Because we believe eXoZymes is fundamentally a platform company, collaboration with partners who possess deep knowledge and experience within specific markets and product domains can further benefit the platform by quickly expanding our products and applications.

Our Solution

We believe our eXoZymes biomanufacturing platform is a distinct and more effective path to environmentally and commercially sustainable biomanufacturing compared to existing methods. Our approach avoids the complexity of engineering virtually uncontrollable living cells that historically have plagued SynBio efforts. Since living cells do not benefit from being used as “chemical factories”, we avoid trying to engineer the enzyme pathways in the context of a living cell to produce a desired chemical, and remove cells from the equation by reconstituting stabilized enzymes (e.g. exozymes) that are cell-free. As a result, our cell-free approach has the potential to produce small molecule natural products efficiently and cost-effectively with enhanced control and shorter timelines. To produce small molecule natural products efficiently, we isolate the desired enzyme catalysts produced at high levels in industrial microbial hosts such as E.coli (bacteria) or P. pastoris (yeast), and then place the desired mix of enzymes in a bioreactor along with the feedstock (the basic raw material for the desired product), cofactors (a substance, other than the substrate, whose presence is essential for the activity of an enzyme) and other proprietary elements required to make the desired product. The result is a biosolution that can be used to biomanufacture chemicals of interest, without the complications of living cells, while still retaining the advantages of biology that drove the vision of SynBio.

We believe that using exozymes will overcome the scalability challenges that have historically limited commercial viability in the synthetic biology (SynBio) sector. By removing enzyme-catalyzed chemical reactions from the constraints of cellular environments, much higher titers, yields, productivities, and purity can be achieved. As such, eXoZymes views our technology, IP platform and partnership offerings as a logical successor to SynBio, both in the short term for addressing nutraceutical markets with potential to access pharmaceutical markets, and in the long term for larger commodity and specialty markets that use chemicals, but where depleting natural resources and/or pollution due to petrochemical processes makes their production challenging.

Further highlighting the potential benefits of our platform solution, a large number of identified enzymes and enzymatic pathways have the potential to become an exozyme biosolution to produce natural products (small-molecule chemicals) when combined with our expertise in enzyme engineering and exozyme pathway design. Moreover, eXoZymes’ platform offers potential access to chemicals and conversions that might be difficult or practically impossible to develop and manufacture using traditional SynBio or chemistry approaches.

S-3

We believe eXoZymes’s technology has the potential to overcome the inherent limitations and bottlenecks of currently used legacy technologies such as SynBio and chemistry. We think exozymes can enable the building of complex enzymatic pathways outside of cells that may operate with exceptional efficiency for long periods of time, thereby producing sizable quantities of the desired product at high purity, at a manageable cost.

NCT Program Overview

eXoZymes is developing N-trans-caffeoyltyramine (“NCT”), a naturally occurring small molecule identified as a potent activator of the HNF4α metabolic pathway, which plays a central role in mitochondrial function, fat oxidation, glucose regulation, and liver–gut homeostasis. It is believed that NCT targets what is often described as the body’s “master metabolic switch,” enabling a single pathway approach to addressing multiple interconnected metabolic disorders—including obesity, diabetes, and non-alcoholic fatty liver disease (NAFLD).

Preclinical mouse model studies demonstrated that NCT promotes significant metabolic improvements, including 30–40% body-weight reduction in animal models, a surge in mitochondrial biomarkers, and reductions in liver fat accumulation, all without changes in caloric intake. These data support NCT’s potential as a next generation nutraceutical ingredient and as a platform for future pharmaceutical analogs.

Development Strategy for NCT

N-trans-caffeoyltyramine (“NCT”) is being evaluated by the Company as a potential commercial product with two distinct development pathways: a nutraceutical pathway and a pharmaceutical pathway.

Nutraceutical Pathway

NCT is a naturally occurring molecule found in trace amounts in certain plants. While the compound has attracted interest over time, scalable production or isolation of NCT at high purity and commercially relevant quantities has remained a challenge. Because N-trans-caffeoyltyramine (“NCT”) is a naturally occurring compound, the Company expects to have freedom to operate with respect to NCT in its native form. This positioning may allow the Company to pursue commercialization of NCT as a nutraceutical product, subject to applicable regulatory requirements. The Company’s strategy in this business vertical is to utilize its proprietary cell-free biomanufacturing platform to produce high-purity NCT at commercial scale with consistent quality, with the objective of improving manufacturing efficiency, cost structure, and supply reliability.

Pharmaceutical Pathway

In parallel, the Company may explore the development of novel or new-to-nature variants of NCT, including analogs or derivatives, which may be eligible for patent protection and evaluated for potential pharmaceutical or disease-related applications. These activities are at an early stage and would require substantial additional research and development, including preclinical and clinical studies, as well as regulatory review and approval, prior to any potential commercialization. The extent and timing of any such efforts are expected to depend, in part, on the availability of capital resources and potential partnership opportunities

Process Technology Enabling Commercialization

Although NCT occurs in nature, it is found only in trace quantities (0.0014%) in peppercorns, hemp, goji berries, and other plants, making conventional sourcing impractical. Traditional synthetic chemistry routes are similarly cost-prohibitive and yield mixtures of less potent analogs.

eXoZymes’ proprietary cell-free biomanufacturing platform overcomes these bottlenecks, enabling:

●	>99% reaction yield at pilot scale,

●	6× faster production cycles than conventional methods, and

●	predictable, single-product precision without undesired by-products.

S-4

The technology delivers >99% food/pharma-grade purity, simplifying formulation and regulatory readiness. Because the process runs outside living cells, it offers lower cost, less variability, greater scalability, and complete control over each step in the enzymatic pathway.

This platform forms the core asset being transferred to NCTx LLC, a subsidiary of the Company, and the exclusive commercialization entity.

Development Status

NCT has advanced rapidly from concept to commercial readiness. Key accomplishments to date include:

●	Pilot-scale production achieved in <1 year, demonstrating commercial feasibility.

●	Successful tech transfer to external pilot plant operator completed, including SOPs and analytical standards.

●	High-purity material validated, with >99% purity.

●	Scale-up planning underway, including downstream optimization, CMO screening, and supply chain readiness.

NCTX is preparing to launch NCT as a branded nutraceutical ingredient, supported by a capital-light, asset-light model leveraging contract manufacturers (CMOs).

Corporate History and Information

eXoZymes Inc., formerly known as Invizyne Technologies Inc., was formed in Nevada in 2019 and its wholly owned subsidiary eXoZymes (CA) Inc., formerly known as Invizyne Technologies Inc., was formed in California in 2014. eXoZymes was formed with the vision of taking nature’s building blocks to make molecules of interest, effectively simplifying nature. eXoZymes was a majority owned technology development subsidiary of MDB Capital until November 2024, when eXoZymes completed its initial public offering.

On June 1, 2022, the Company signed a joint venture with Neuractas Therapeutics, a preclinical company developing high impact therapeutics, to work with the Company on deuterated cannabinoid molecules, for which the Company has filed a provisional patent application. No business activities have occurred to date. The Company follows Accounting Standards Codification subtopic 323-10, Investments-Equity Methods and Joint Ventures (“ASC 323-10”).

On May 5, 2025, the Company established a wholly owned subsidiary NCTx LLC, a Delaware Limited Liability Company. NCTx LLC is a special purpose subsidiary company focused on the development and production of N-trans-caffeoyltyramine - a very rare, plant-derived compound with emerging relevance in the areas of metabolic health, gut integrity, and liver function. The entity has had limited business activities to date.

JOBS Act – “Emerging Growth Company”

We have elected to be treated as an emerging growth company, as defined in the JOBS Act and we have elected to take advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. We expect to take advantage of the status of an emerging growth company for as long as the Company qualifies.

Implications of Being an “Emerging Growth Company”

An “emerging growth company,” as defined in Section 2(a) of the Securities Act is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” such as not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of all our shares of Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

S-5

OFFERING SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in securities. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, and the information referred to under the heading “RISK FACTORS” in this prospectus supplement on page S-7 and on page 4 of the accompanying base prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Issuer	eXoZymes Inc.

Common stock offered by us	592,270 shares (681,110 shares if the over-allotment is exercised in full)

Warrants offered by us	296,135 Warrants (340,555 Warrants if the over-allotment is exercised in full). Each Warrant will be exercisable for one share of common stock and will have an initial exercise price of $11.24 per share of common stock and will be exercisable commencing one year after the date of this offering. The Warrants expire on the fifth anniversary of the date of this offering. The Warrants are subject to redemption, after they are exercisable, if and when a share of common stock trades at or greater than 200% of public offering price per share ($17.98) in the offering on any twenty (20) trading days during any thirty (30) trading day period after the Warrants are exercisable. Notice of redemption shall be given not less than 30 days prior to the date of redemption. Warrant holders will be able to exercise their Warrants through the date of redemption. The Warrant redemption price is $0.01 per Warrant. The Warrant exercise price is subject to typical adjustments and also will be reset to $0.001, if during the one-year period after the date of the offering, the Company sells in a public or private offering (other than pursuant to approved equity award plans of the Company) Common Stock at a per share price less than that at which a share of Common Stock was sold in the Offering, subject to the requirement of holding all the shares acquired in this offering until the price reset date and exchanging the Warrants for a new warrant with the revised terms. After the date of the Warrant reset, the holding period will terminate and there will be no further resets or requirement to hold the shares.

Common stock outstanding prior to the offering(1)	8,518,251 shares

Common stock to be outstanding after this offering(1)	9,110,521 shares (9,199,362 shares if the over-allotment is exercised in full and excluding any common stock underlying the Warrants and Underwriter Warrant)

Common stock trading symbol

Our common stock is traded on Nasdaq Capital Market under the symbol “EXOZ”.

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $4,704,300 (or $5,447,891 if the overallotment is fully exercised), after deducting underwriting discounts and commissions and estimated expenses payable by us. We intend to use the net proceeds from this offering to further develop the opportunities associated with our NCT business and products developed under the NCT technology, next in line products, research and development and for general corporate purposes, working capital purposes and capital expenditures. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement beginning on page S-7 and the accompanying base prospectus beginning on page 4 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Lock-ups	Our officers and directors and 5% shareholders (other than MDB Capital Holdings LLC) and affiliates have agreed that, for a period of six months from the closing of the offering, they will not, subject to certain exceptions (including tax covering sales), sell, transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock. Additionally, the Company has agreed that, for a period of twelve months from the closing of the offering, we will not sell, transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, except that (i) we may sell shares under an at-the-market offering program with the consent of MDB Capital, and (ii) we may issue shares under our equity incentive plans and outstanding exercisable or convertible securities as of the date of the underwriting agreement. See “Underwriting” for more information.

(1)	The number of shares of common stock outstanding is based on shares of common stock issued and outstanding as of March 31, 2026, and excludes the following calculated as of the date hereof:

●	1,870,615 shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $6.25 per share;

●	450,284 shares of common stock issuable upon vesting of RSUs;

●	351,528 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.75 per share;

●	1,269,208 shares of common stock reserved for future issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Equity Plan”); and

●	88,840 shares of common stock issuable upon exercise of the Underwriter overallotment option, 88,840 shares of common stock issuable upon the exercise of the Underwriter Warrant at an exercise price of $11.24 per share, and 340,555 shares of common stock issuable under the Warrants at an exercise price of $11.24, including those that may be issued upon exercise of the Underwriter overallotment option.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes no exercise of the options, RSUs, and warrants, including the Warrants, described above and herein.

S-6

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, filed on March 30, 2026, our Quarterly Report on Form 10-Q filed on May 14, 2026, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

The net proceeds of this offering will be insufficient to fund our planned operation other than in the short term.

The net proceeds from this offering will be insufficient to fund our operations as planned over the long-term, and we anticipate needing additional capital in the near future. We have no planned financing arrangements for any future capital. We can give no assurance that we will raise any capital from the exercise of the Warrants issued in this offering, due to the cashless exercise right or the exercise price reset provision included in their terms. We may seek operating capital from licensing our technology, joint ventures, borrowings and the sale of equity securities. There is no assurance that we will be able to raise the necessary capital to be able to fund our operations. If we are not able to arrange adequate capital funding, we will have to curtail operations and take other steps to reduce our operations and the associated expenses. If we reduce our operations, we may not be able to implement any or all of our proposed operational plans.

Investors in this offering will experience immediate substantial dilution in the net tangible book value per share of our common stock.

You will suffer immediate and substantial dilution in the net tangible book value per share of common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Our net tangible book value as of March 31, 2026, was approximately $0.18 per share of common stock. Based on an offering price of $8.99 per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $8.31 per share in the net tangible book value of the common stock. If the exercise price of the Warrants is reset to $0.001 we may issue up to 296,135 shares of our common stock (or if the over-allotment is exercised in full, 340,555 shares of common stock) that underly the Warrants for a nominal or non-material consideration.

We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.

In the future, we will likely issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, resulting in the dilution of the ownership interests of our stockholders. These issuances may be in connection with hiring or retaining personnel, future acquisitions or future capital-raising transactions or other business purposes. Moreover, the exercise of our existing outstanding warrants and stock options, which are exercisable for or convertible into shares of our common stock, will dilute our existing holders of common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Although we have obtained lock-up agreements from our directors, officers, 5% and greater shareholders (other than MDB Capital Holdings LLC) and affiliates of the Company, the shares of our common stock sold in the offering and those sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act. Moreover, from time to time, certain of our “insider” stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market or otherwise. MDB Capital Holdings LLC, as of immediately prior to the offering holds 46.1% of the Company’s common stock and has registration rights for these shares. There are a substantial number of shares of our common stock that may be sold in the public market from time to time following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our shares of common stock may decline.

We might not be able to continue as a going concern.

Our unaudited consolidated financial statements as of March 31, 2026, have been prepared under the assumption that we will continue as a going concern for the next twelve months. The Company has suffered recurring losses from operations, generated negative cash flows from operating activities, and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. At March 31, 2026, we had cash and cash equivalents of approximately $1,444,562 and an accumulated deficit of approximately $23,474,939. As a result of our expected operating losses and cash burn for the foreseeable future and recurring losses from operations, if we are unable to raise sufficient capital through additional debt or equity arrangements, or raise capital through our commercialization efforts, there will be uncertainty regarding our ability to maintain liquidity sufficient to operate our business effectively, which raises substantial doubt as to our ability to continue as a going concern. If we cannot continue as a viable entity, our stockholders would likely lose most or all their investment in us.

If we are unable to generate sustainable operating profit and sufficient cash flows, then our future success will depend on our ability to raise capital. We intend to seek additional financing and evaluate financing alternatives in order to meet our cash requirements for the foreseeable future. We cannot be certain that raising additional capital, whether through selling additional debt or equity securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we issue additional securities to raise funds, these securities may have rights, preferences, or privileges senior to those of our common stock, and our current stockholders may experience numerical and financial dilution. If we are unable to obtain funds when needed or on acceptable terms, we may be required to curtail our current product development programs, cut operating costs, forego future development and other opportunities or even terminate our operations.

Management will have broad discretion as to the use of the proceeds from this offering; their deployment of the proceeds may not effectively improve our business.

Our management will have broad discretion as to the application of the net proceeds from this offering; management may use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our operating results, financial condition or market value. Therefore, shareholder value may not be increased, and our stock price may decline.

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for our NCT business and working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, our next in line products, acquisitions of new technologies and investments, and the financing of possible acquisitions or business expansions. These expected uses of the net proceeds from this offering represent our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire, or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

S-7

The market price of our shares may be subject to fluctuation and volatility.

You could lose all or part of your investment. The market price of our common stock is subject to substantial fluctuations in response to various factors, some of which are beyond our control. These include the following:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;
●	our ability to develop commercial products and successfully market them in the United States and other markets;
●	acceptance of our technologies and the related products;
●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;
●	development of technological innovations or new competitive technologies by others;
●	announcements of technological innovations by us;
●	our ability to maintain, protect and enhance our intellectual property;
●	developments concerning intellectual property rights, including our involvement in litigation brought by or against us, if any;
●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products using our technologies;
●	changes in the amounts that we spend to develop, acquire or license new technologies or businesses;
●	changes in our expenditures to promote our business and technologies and the potential products using our technologies;
●	our sale or proposed sale, or the sale by our significant stockholders, of our shares or other securities in the future and our overall trading volume;
●	changes in key personnel;
●	a reset of the strike price of the Warrants to $0.001 per share
●	success or failure of our research and development projects or those of our competitors; and
●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our shares and result in substantial losses being incurred by our investors. Fluctuation in the market price of our shares may adversely affect the liquidity of our common stock. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our stock.

We anticipate that we will retain all our future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

The Warrants being issued in this offering have an exercise price reset provision to $0.001, which may result in substantial numeric and book value dilution.

In addition to the typical anti-dilution adjustments of an investor warrant, the Warrants issued in this offering will have a single exercise price reset to $0.001 in the event that if during the one-year period after the date of the offering, the Company sells in a public or private offering (other than pursuant to approved equity award plans of the Company) common stock at a per share price less than that at which a share of common stock was sold in the offering. If this reset occurs, the Warrant holders will be able to exercise their Warrants at a substantial discount to the then market price of a share of common stock, and they will be expected to exercise the Warrants and sell the resulting shares of common stock at higher prevailing market prices. The sale of such an amount of shares of common stock likely will have an adverse impact on the price of the common stock in the market and result in a substantial dilution to existing shareholders.

If the reset provision results in the exercise price reduction, then we will not raise any capital from the issuance of shares upon the exercise of the Warrants.

The Warrant reset provision requires you to hold your shares of common stock sold in the offering up until a reset, if any (“Warrant Reset”), and to exchange the Warrant for a new warrant if there is a reset of the exercise price. There is only a limited ability to transfer the shares to qualify for the reset.

To qualify for the Warrant Reset, if any, an original purchaser of a unit in this Offering (the “Original Purchaser”) must be able to demonstrate that it has held the shares of common stock included in the units sold in this Offering (the “Offered Shares”) up until the date of the Warrant Reset event, if any (the “Holding Period”). If there is a Warrant Reset, then the Company will give prompt notice of the Warrant Reset and the date of the event to the holders of Warrants, and the holders of the Warrant that qualify as having been an Original Purchaser holding their shares of common stock in the Offering for the full Holding Period, will be required to submit to the Warrant Agent their outstanding Warrants for cancellation and re-issue with the adjusted terms within thirty (30) calendar days of the date of the Company notice. Failure to submit the Warrant for exchange will terminate the right to the Warrant Reset. The new warrant will be issued by the Warrant Agent. After the date of the Warrant Reset, the Holding Period will terminate, and the Original Purchaser will have no further requirement to hold the Offered Shares.

Except for those permitted transfers described below, to qualify for the Warrant Reset, if any the Offered Shares may not be transferred, assigned, subject to pledge or be otherwise alienated (which includes having the Offered Shares subject to market options, swaps and other derivative securities that transfer the value thereof) during the Holding Period. Except for the permitted transfers, the Original Purchaser will immediately and automatically forfeit the Warrant Reset provision if the Original Purchaser transfers, assigns pledges or otherwise alienates the Offered Shares during the Holding Period. Notwithstanding the foregoing restrictions the following transfers of Offered Shares during the Holding Period are allowed:

●	Transfers made by will or operation of law on the Original Purchaser’s death, to the Original Purchaser’s spouse, ex-spouse, child, grandchild, stepchild, or other testamentary dispositions, or
●	A transfer made pursuant to a court order or bona-fide settlement agreement of the parties with a beneficial interest in the Offered Shares, or
●	A transfer made to a trust or other similar estate planning entity for the benefit of the Original Purchaser and immediate members of his family, or
●	A transfer made pursuant to a “required minimum distribution” from an account held by the Original Purchaser, or
●	A transfer or transfers made on liquidation of any corporation, trust or other entity that is the Original Purchaser.

To retain the benefit of the Warrant Reset provision upon any of these occurrences the transferee must notify the Company and the transfer agent, if applicable, on transfer and present reasonable proof or support for the allowed transfer, such as a death certificate, court order or certificate of liquidation from an appropriate office of the state government, executed agreement and other documents reasonably requested and acceptable in the judgement of the Company.

S-8

There is no public market for the Warrants being offered and sold in this offering.

There is no established public trading market for the Warrants being offered and sold in this offering, and we do not expect a trading market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

Holders of Warrants purchased in this offering will have no rights as holders of common stock until the Warrants are exercised and the underlying common stock is acquired.

Until holders of Warrants acquire the shares of our common stock underlying the Warrants upon their exercise, holders of the Warrants will have no rights with respect to the shares of our common stock underlying the Warrants. Once exercised and the common stock issued to the holders of Warrants, the holders will be entitled to exercise the rights of a holder of common stock, including voting, dividend and other shareholder rights.

The Warrants being offered may not have value in the future.

Each Warrant offered by us in this offering will be exercisable commencing the first anniversary of the date of this offering at an exercise price of $11.24 per share and will expire on the fifth anniversary of the date of this offering, after which any unexercised Warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the Warrants during the period when they are exercisable, the Warrants may not have any value. If the Warrants expire with no value, we will not receive any proceeds from the exercise of the Warrants to fund our operations.

The Warrants are subject to redemption, which may not be at a time that is convenient for you.

The Warrants are subject to redemption at a price per Warrant of $0.01, at such time as the common stock trades at or for more than $17.98 per share for any twenty (20) trading days, during any thirty (30) trading day period, after the date that the Warrants are exercisable, subject to our having an effective registration for the issuance of the underlying common stock We may then give notice of redemption effective 30 days after the date of the redemption notice. Warrant holders may exercise their Warrants until the date for redemption and not thereafter. The timing of the redemption may not be when investors find it convenient. Aside from a nominal payment of $0.01 per Warrant, the value of a Warrant will cease on redemption.

We are subject to risks related to our NCT program and commercialization efforts.

NCT represents the first to market product created by eXoZymes which has multiple layers of risk. These include the following:

●	Results to date are primarily in animal models, and there remains uncertainty whether activation in humans will demonstrate the same effects observed in preclinical models.

●	Although eXoZymes has validated pilot-scale production, the technology may face unforeseen challenges during full CMO scale-up or industrial transfer, and we may not be able to reach or validate at full commercial scale.

●	NCT is not yet evaluated by the FDA and is not intended to diagnose, treat, cure, or prevent disease. Nutraceutical regulatory pathways (GRAS/NDIN) carry uncertainty in timing and outcome.

●	The nutraceutical market is competitive, and consumers often report inconsistent results from supplements; failure to differentiate our NCT product from others in the market meaningfully could adversely affect adoption.

●	NCTX’s business model relies on CMOs and partners; disruptions in supply chain, delays in manufacturing validation, or partner performance issues could materially and adversely affect timelines.

S-9

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee or promise of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to a variety of risks and uncertainties, many of which are beyond our control, that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $4,704,300. If the overallotment option granted to the underwriters is fully exercised, then the net proceeds will be approximately $5,447,891 after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The foregoing does not include any amount that we may receive from the exercise of the Warrants, which may not be exercised for a year after the offering and have cashless exercise and exercise price reset provisions that could reduce any proceeds that we may receive if those provisions are implemented.

We currently intend to use the net proceeds from this offering, if any, to further develop the opportunities associated with our NCT business and products developed under the NCT technology, next in line products, research and development and for general corporate purposes, working capital purposes and capital expenditures.

The timing and amount of our actual use of the net proceeds in our business will be based on many factors, including cash flows from operations, business opportunities, expense of operations, and the anticipated growth of our business. We cannot give any assurance that the net proceeds will be sufficient to fund our projected financial requirements, and we may need to pursue further funding through the sale of additional securities or institutional borrowings or other means of financing our business.

As of the date of this prospectus, we cannot specify with certainty all of the specific uses for the net proceeds to be received upon completion of this offering. The amounts and timing of the actual use of funds will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used in our operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of its management regarding the application of the proceeds of this offering.

S-10

MARKET PRICE OF OUR COMMON STOCK

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “EXOZ”. On June 5, 2026, the last reported sale price of our common stock was $9.35.

Holders

As of March 31, 2026, we had 577 registered holders of record of our common stock. As our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026:

●	on an actual basis; and

●

on an as adjusted basis to reflect the sale of 592,270 shares of common stock in this offering at the public offering price of $8.99 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table along with our unaudited consolidated financial statements and related notes as of and for the three-months ended March 31, 2026, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

($ in thousands)	Actual	As Adjusted
Cash and cash equivalents	$1,444,562	$6,148,862
Stockholders’ equity:
Preferred stock - $0.000001 par value; 5,000,000 authorized; 0 shares outstanding at March 31, 2026	—	—
Common stock - $0.000001 par value 100,000,000 shares authorized; 8,478,992 (actual) and 9,071,262 (as adjusted) shares issued and outstanding at March 31, 2026	8	9
Additional paid-in capital	25,003,031	29,707,330
Accumulated deficit	(23,474,939)	(23,474,939)
Total Stockholders’ Equity	$1,528,100	$6,232,400

S-11

The number of shares of common stock outstanding is based on shares of common stock issued and outstanding as of March 31, 2026, and excludes the following calculated as of the date hereof:

●	1,870,615 shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $6.25 per share;

●	450,284 shares of common stock issuable upon vesting of RSUs;

●	351,528 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.75 per share;

●	1,269,208 shares of common stock reserved for future issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Equity Plan”); and

●	88,840 shares of common stock issuable upon exercise of the Underwriter overallotment option, 88,840 shares of common stock issuable upon the exercise of the Underwriter Warrants at an exercise price of $11.2375 per share and 340,555 shares of common stock issuable under the Warrants at an exercise price of $11.24, including those that may be issued upon exercise of the Underwriter overallotment option.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed offering price per share of its common stock and the as adjusted net tangible book value per share of its common stock immediately after the offering. Historical net tangible book value per share represents the amount of the Company’s total tangible assets, less total liabilities, divided by the number of shares of its common stock outstanding.

The historical net tangible book value (deficit) of our common stock as of March 31, 2026, was approximately $1,528,100 or $0.18 per share based upon shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of common stock outstanding.

After giving effect to the sale of all of the 592,270 of shares of common stock offered in this offering at an assumed public offering price of $8.99 per share after deducting estimated placement agent fees and our estimated offering expenses, net tangible book value as of March 31, 2026, would have been $6,232,400 or $0.68 per share. This represents an immediate increase in net tangible book value of $0.50 per share, to the existing stockholders, and an immediate dilution in net tangible book value of $8.31 per share to new investors.

The following table illustrates this per share dilution of shares of common stock sold in this offering:

Assumed public offering price per share	$8.99
Historical net tangible book value per share as of March 31, 2026	$0.18
Increase in net tangible book value per share attributable to this offering	$0.50
As adjusted net tangible book value per share after giving effect to this offering	$0.68
Dilution per share to new investors in this offering	$8.31

The foregoing discussion and tables above are based on 8,478,992 shares of common stock issued and outstanding as of March 31, 2026, and excludes the following calculated as of the date hereof:

●	1,870,615 shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $6.25 per share;

●	450,284 shares of common stock issuable upon vesting of RSUs;

●	351,528 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.75 per share;

●	1,269,208 shares of common stock reserved for future issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Equity Plan”); and

●	88,840 shares of common stock issuable upon exercise of the Underwriter overallotment option, 88,840 shares of common stock issuable upon the exercise of the Underwriter Warrants at an exercise price of $11.2375 per share and 340,555 shares of common stock issuable under the Warrants at an exercise price of $11.24, including those that may be issued upon exercise of the Underwriter overallotment option.

S-12

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 592,270 shares of our common stock and 296,135 Warrants, and if the underwriter’s over-allotment is exercised in full, then we are offering up to 681,110 shares of common stock and up to 340,555 Warrants. The following description of our Securities summarizes the material terms and provisions of the common stock and Warrants that we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

We are offering 592,270 shares of our common stock and if the underwriter’s over-allotment option is exercised in full, up to a total of 681,110 shares of our common stock. Each two shares of our common stock are being sold together with a Warrant to purchase one share of our common stock, as a unit. The shares of our common stock and Warrants are immediately separable and will be issued separately but will be purchased together as a unit in this offering. The public offering price for each unit of two shares of our common stock and the related Warrant is $18.00.

The material terms of our common stock are described under “Description of Common Stock We May Offer” on page 6 of the accompanying base prospectus.

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

Warrants

We are offering 296,135 Warrants and if the underwriter’s over-allotment option is exercised in full, up to a total of 340,555 Warrants.

The following summary of certain terms and provisions of the Warrants, which are being offered hereby as part of a unit with two shares of common stock, is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant and Warrant Agency Agreement (defined below), the forms of which will be filed as an exhibit to a Current Report on Form 8-K, in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrant.

Pursuant to a warrant agency agreement (the “Warrant Agreement”) by and among us and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”), the Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the Warrant Agent.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price per share of $11.24. The Warrants are exercisable commencing the first anniversary of the date of this offering until the date that is five years after the date of this offering. The exercise price and number of underlying shares of common stock are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not be permitted to exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. The holder of the Warrants is solely responsible for determining the beneficial ownership limitation. The Warrant holder is responsible solely for determining the amount of shares of common stock that it may acquire without exceeding the aforementioned percentage limitations.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Redemption Feature. The Warrants are redeemable by us in certain circumstances. Subject to certain exceptions, in the event that the Warrants are outstanding, if after the commencement of the exercisability period, the Company has an effective registration for the issuance of the underlying shares of common stock on the exercise of the Warrants, a share of common stock trades at or for more than $17.98 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions after the initial exercise date), per share on any twenty (20) trading days during any thirty (30) trading day period, then the Company may call for redemption all of the outstanding Warrants, indicating the redemption date. The Company shall give not less than thirty (30) days’ notice of the redemption date. The Warrants may be exercised up until the 5:00 pm, New York City time, on date set for redemption. On the date set for redemption, the Warrants will terminate and may not be exercised after 5:00 pm New York City time, and they will represent solely the right to receive $0.01 per Warrant. There will be no broker protect period.

Exercise Price Reset Feature. The Exercise Price of a Warrant will be reset (the “Warrant Reset”), in addition to any other adjustments thereto as provided herein, in the event the Company sells in a public or private offering (other than pursuant to an equity incentive plan adopted by the board of directors) before the first anniversary of the date of the Underwriting Agreement for this Offering (the “Commencement Date”) additional shares of Common Stock, or preferred stock or other securities convertible into shares of Common Stock, at a per share price (or equivalent) at less than the per share offering price in the Offering. In that event, the Exercise Price will reset to a per share price of $0.001. Once reset, there will be no further resets for subsequent offerings.

To qualify for the Warrant Reset, if any, an original purchaser of a unit in this Offering (the “Original Purchaser”) must be able to demonstrate that it has held all the shares of common stock included in the units acquired in this Offering (the “Offered Shares”) up until the date of the Warrant Reset event, if any (the “Holding Period”). If there is a Warrant Reset, then the Company will give prompt notice of the Warrant Reset and the date of the event to the holders of Warrants, and the holders of the Warrant that qualify as having been an Original Purchaser holding all their shares of common stock acquired in the Offering for the full Holding Period, will be required to submit to the Warrant Agent their outstanding Warrants for cancellation and re-issue with the adjusted terms within thirty (30) calendar days of the date of the Company notice. Failure to submit the Warrant for exchange will terminate the right to the Warrant Reset. The new warrant will be issued by the Warrant Agent. After the date of the Warrant Reset, the Holding Period will terminate, and the Original Purchaser will have no further requirement to hold the Offered Shares.

S-13

Except for those permitted transfers described below, to qualify for the Warrant Reset, if any the Offered Shares may not be transferred, assigned, subject to pledge or be otherwise alienated (which includes having the Offered Shares subject to market options, swaps and other derivative securities that transfer the value thereof) during the Holding Period. Except for the permitted transfers, the Original Purchaser will immediately and automatically forfeit the Warrant Reset provision if the Original Purchaser transfers, assigns pledges or otherwise alienates the Offered Shares during the Holding Period. Notwithstanding the foregoing restrictions the following transfers of Offered Shares during the Holding Period are allowed:

●	Transfers made by will or operation of law on the Original Purchaser’s death, to the Original Purchaser’s spouse, ex-spouse, child, grandchild, stepchild, or other testamentary dispositions, or
●	A transfer made pursuant to a court order or bona-fide settlement agreement of the parties with a beneficial interest in the Offered Shares, or
●	A transfer made to a trust or other similar estate planning entity for the benefit of the Original Purchaser and immediate members of his family, or
●	A transfer made pursuant to a “required minimum distribution” from an account held by the Original Purchaser, or
●	A transfer or transfers made on liquidation of any corporation, trust or other entity that is the Original Purchaser.

To retain the benefit of the Warrant Reset provision upon any of these occurrences the transferee must notify the Company and the transfer agent, if applicable, on transfer and present reasonable proof or support for the allowed transfer, such as a death certificate, court order or certificate of liquidation from an appropriate office of the state government, executed agreement and other documents reasonably requested and acceptable in the judgement of the Company.

Trading Market. There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any national securities exchange or other recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Warrant holders exercise their Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value of the remaining unexercised portion of the Warrants on the date of consummation of such fundamental transaction.

Waivers and Amendments. No term of the Warrants may be amended or waived without the written consent of the Company and the holder or the beneficial owner of such Warrant.

The Warrant Agent and the transfer agent and registrar for the Warrants is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

UNDERWRITING

We have entered into an underwriting agreement, dated June 5, 2026, with Public Ventures, LLC, (d/b/a MDB Capital), (sometimes referred to as the “underwriter”) of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to it, the number of shares of common stock and Warrants listed next to its name below at the public offering prices, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriter	Number of Shares	Number of Warrants
MDB Capital	592,270	296,135

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock and Warrants offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of common stock and Warrants are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by the underwriter. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares of common stock and warrants offered by this prospectus supplement if any of the securities are taken.

We have agreed to indemnify the underwriter and certain of its affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities and Exchange Act of 1934, as amended), among others, against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.

Discounts and Commissions

The underwriter proposes to sell the shares of common stock and Warrants directly to the public at the public offering price per unit set forth on the cover page of this prospectus supplement. The public offering price per each unit of two shares of common stock and one Warrant will be $18.00. After the offering pursuant to this prospectus supplement is complete, the shares of common stock and Warrants will trade separately. After the offering to the public, the offering price and other selling terms of the common stock and Warrants may be changed by the underwriter without changing the proceeds we will receive from the underwriter. Any shares of common stock and Warrants sold by the underwriter to securities dealers will be sold at the public offering price per unit, less a selling concession not in excess of $1.26 per unit.

S-14

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting discount is 7% of the gross proceeds received at the closing of the offering from the sale of the Securities in the offering. We have also agreed to pay the accountable expenses of the underwriter not to exceed $78,000, including the fees and expenses of its legal counsel.

	Per Each Two Shares and Related Warrant	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price per unit of two shares and one Warrant	$18.00	$5,330,430	$6,129,990
Underwriting discounts and commissions (7%)	$1.26	$373,130	$429,099
Proceeds, before expenses, to us	$16.74	$4,957,300	$5,700,891

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable by the underwriter, from time to time, for up to 45 days after the date of this prospectus supplement, permits the underwriter to purchase up to an aggregate of 88,840 additional shares of common stock and 44,420 additional Warrants, exercisable only as a unit of two shares and one Warrant, representing up to 15% of the units sold in the offering. The purchase price to be paid per unit shall be equal to the public offering price of the unit, consisting of two shares of common stock and one Warrant, equal to $18.00 per unit, less the underwriting discount.

Underwriter Warrants

Upon the closing of this offering, we have agreed to issue to the underwriter, or their respective designees, warrants to purchase up to 88,840 shares of Common Stock (102,167 shares of common stock if the over-allotment is exercised) at an exercise price of $11.24 per share, representing 10% of the total number of shares of common stock and number of shares underlying the Warrants sold in this offering. The underwriter warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares of common stock and Warrants sold as a unit in this offering, or $11.24 per share. The underwriter warrants are exercisable commencing December 5, 2026, which is six months after the date of this final prospectus supplement, and will be exercisable thereafter for a period of four and a half years.

Discretionary Accounts

The underwriter does not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of MDB Capital, for a period of 12 months following the date of this prospectus supplement (the “Lock-Up Period”), the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents without the prior written consent of MDB Capital; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of common stock or common stock equivalents or any securities convertible into or exercisable or exchangeable for shares of common stock or common stock equivalents; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock or common stock equivalents, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of common stock or common stock equivalents, in cash or otherwise. Notwithstanding the foregoing, the Company may sell shares under an at-the-market offering program with the consent of MDB Capital and pursue the registration and use of any equity incentive plan that has been adopted by the board of directors and approved by the shareholders of the Company, and issue any shares of Common Stock under outstanding convertible securities as of the date of the underwriting agreement for this offering that are not substantially modified after the date of the underwriting agreement.

S-15

In addition, each of our directors, officers, 5% or greater shareholders (other than MDB Capital Holdings LLC) and affiliates has entered into a lock-up agreement with the underwriter with MDB Capital. Under the lock-up agreements, without the prior written consent of MDB Capital, the foregoing persons may not, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the SEC from time to time (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the Lock-Up Period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, for a period of during the Lock-Up Period. This consent may be given at any time without public notice. These restrictions on future dispositions are subject to certain exceptions for transfers of Beneficially Owned Shares, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent, (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor, and (vii) shares to be sold to pay taxes on shares acquired under equity award programs of the Company.

In addition, subject to certain limited exceptions, until the one-year anniversary of the closing date of this offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of common stock or common stock Equivalents (as defined in the Underwriting Agreement) (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of our common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of our common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the shares of our common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “EXOZ.”

We do not intend to apply to list the Warrants on any national securities exchange or other recognized trading system.

Electronic Offer, Sale and Distribution of Securities

This prospectus supplement and accompanying base prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the selling group members that may make internet distributions on the same basis as other allocations. Other than this prospectus supplement and accompanying base prospectus in electronic format, the information on the underwriter’s or selling group member’s website and any information contained in any other website maintained by the underwriters or selling group member is not part of this prospectus supplement, accompanying base prospectus or the registration statement of which this prospectus forms a part.

S-16

Other Relationships

From time to time, the underwriter and/or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it will receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter or any of its affiliates for any further services.

Pricing of the Offering

The terms and the public offering prices of the securities offered hereby were determined by negotiations between us and the underwriter. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of our securities and the securities of other public companies, market conditions, and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriters can assure investors that an active trading market for the securities will develop or that, after the offering, the securities will trade in the public market at or above the public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying base prospectus. This prospectus supplement and accompanying base prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Conflicts of Interest

Because MDB Capital Holdings LLC owns approximately 46.1% of the Company and Messrs. Christopher Marlett and Anthony DiGiandomenico are majority shareholders and directors of MDB Capital Holdings, LLC, and also directors of the Company, and Edgardo Rayo, an employee and affiliate of MDB Capital Holdings LLC, is a director of the Company, a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) is deemed to exist. Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. This rule requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Lucid Capital Markets has agreed to act as a qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (Securities Act). We have entered into an agreement with Lucid Capital Markets under which we will pay them $175,000 upon consummation of the offering for their services as “qualified independent underwriter.” We have agreed to indemnify Lucid Capital Markets against the general liabilities that may be incurred in connection with acting as an underwriter, which includes its role as qualified independent underwriter, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm sales of our common stock to any account over which it exercises discretionary authority without the specific prior written approval of the of the account holder.

LEGAL MATTERS

The validity of the shares of common stock and the Warrants offered hereby will be passed upon for us by Spencer Fane LLP. Certain legal matters will be passed upon for the Underwriter by the Law Offices of Aaron A. Grunfeld.

EXPERTS

The financial statements as of and for the year ended December 31, 2024 and December 31, 2025, respectively, incorporated by reference in this registration statement have been audited by RBSM LLP, Las Vegas, Nevada, an independent registered public accounting firm, as stated in their report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

S-17

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below, which we have already filed with the SEC, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying base prospectus are part of a registration statement (No. 333 -292781) that we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

This prospectus supplement incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	our Quarterly Report for the fiscal quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and the Quarterly Reports on Form 10-Q to be filed with the SEC after the date of this prospectus supplement;

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2026, April 10, 2026, and May 7, 2026, and any additional reports on Form 8-K to be filed with the SEC after the date of this prospectus supplement;

●	our definitive proxy statement to be filed with the SEC for the 2026 annual meeting of shareholders; and

●	The description of our securities contained in our Registration Statement on Form 8-A12B filed with the SEC on August 1, 2024, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Michael Heltzen

Chief Executive Officer

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

Telephone: (626) 415-1488

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act (SEC File No. 333-292781) that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available free of charge on our website at www.exozymes.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

S-18

PROSPECTUS

$50,000,000

EXOZYMES INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, subscription rights and units that we may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “EXOZ”. On January 23, 2026, the closing price of a share of our common stock on Nasdaq was $11.85 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2026.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statement and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-202-942-8090 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as eXoZymes Inc. (www.sec.gov). Our web site is located at https://exozymes.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025

●	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 12, 2025, for the fiscal quarter ended June 30, 2025, filed on August 12, 2025, and for the fiscal quarter ended September 30, 2025, filed on November 13, 2024;

●	Current Reports on Form 8-K, filed on April 2, 2025, April 2, 2025, June 20, 2025, June 26, 2025, July 8, 2025 , July 28, 2025, October 3, 2025, November 13, 2025, and December 12, 2025;

●	Definitive Proxy Materials dated June 20, 2025, filed June 20, 2025, and June 23, 2025, for the annual meeting of the Company; and

●	The description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 31, 2025, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Financial Department, eXoZymes Inc., 750 Royal Oaks Drive, Suite 106, Monrovia, CA 91016, or you may call us at (626) 415-1488.

1

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations.

These forward-looking statements are not historical facts but are based on current management expectations that involve substantial risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements including, but not limited to, any projections of revenue, gross profit, earnings or loss, tax provisions, cash flows or other financial items; any statements of the plans, strategies or objectives of management for future operations; any statements regarding current or future macroeconomic or industry-specific trends or events and the impact of those trends and events on us or our financial performance; any statements regarding pending investigations, legal claims or tax disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we operate.

Important factors that could cause differences include, but are not limited to:

●	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our business plan and our ability to effectively manage our overall operations and growth;

●	our ability to anticipate trends, growth rates, and challenges in our research, product development and partner company arrangements;

●	our ability to evaluate potential partner companies and assess their potential growth and the challenges of their business;

●

our ability to evaluate the product and service development of both the company and the partner companies, including product and service development, acceptance, commercial adoption and overall commercialization;

●	how we may have to raise additional capital, and the methods used for future financing;

●

regulatory, legislative and judicial developments that impact our businesses and those of the partner companies and our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business and those of the partner companies;

●	our ability to protect their and our respective intellectual property;

●	our relationships with our employees, clients and service providers;

●

our ability to identify, complete and integrate potential strategic acquisitions of complementary companies, products, services, or technologies and our ability to successfully integrate such companies or assets into our overall structure;

●

general economic conditions and trends and their impact on our business, which may include the economic consequences of changes in the rate of inflation and changes in operational costs and the availability of supplies as a result of tariffs imposed by various governments;

●	increased expenses associated with being a public company; and

●	our ability to attract and retain qualified personnel.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this report.

Although we believe that we use reasonable assumptions for these forward-looking statements, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Item 1A – Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). You should not place undue reliance on these forward-looking statements, which apply only as of the date of prospectus. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, to reflect events or circumstances occurring after the date of this prospectus.

2

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider those risk factors described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024 (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Securities Market Related Risks

We may allocate the net proceeds from an offering under this prospectus in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering of securities under this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the financing of possible acquisitions or business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.

Sales of our common stock, or securities convertible into our common stock, in this offering, or the perception that such sales may occur, could cause a drop in the market price of our common stock.

Our shares of common stock are characterized as thinly traded, meaning that there is a low volume of shares that are traded at any one time. The issuance and sale from time to time of new shares of common stock, or our ability to issue securities that convert into new shares of common stock in offerings under this prospectus could have the effect of depressing the market price of our common stock.

We may sell securities with a value of up to $50,000,000 under this prospectus to fund our operations.

This prospectus covers many different forms of securities and an indeterminate amount, up to a value of $50,000,000. In order to raise additional funds to support our operations, we may sell the securities included in this prospectus, which would result in dilution to all of our shareholders. The terms of sale of any of our securities under this prospectus may be superior in rights of existing securities, which may be detrimental to the then existing holders of our securities. Sales of securities may be in amounts that are significant and through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the foregoing. We cannot assure you that we will be able to sell any of our securities.

4

THE BUSINESS

Overview

Item 1. Business Overview

eXoZymes Inc. develops highly valuable natural product compounds using its proprietary cell-free exozyme technology. This platform enables the development of manufacturing biosolutions and the efficient production of complex, hard-to-make molecules such as NCT (N-trans-caffeoyltyramine). NCT, currently one of our leading development efforts, is a naturally occurring small-molecule product known to boost metabolism by burning more fat and converting it into energy. We believe it holds the potential to be used for weight loss, liver, and gut health. The Powered-by-eXoZymes biosolution for NCT, is a business opportunity for both the Over-The-Counter (OTC) health supplements market and as a foundation for drug discovery and development program targeting unmet medical needs.

At eXoZymes, we believe that the next generation of biomanufacturing will be defined by cell-free methods. Cell-free biomanufacturing sidesteps many of the conventional production bottlenecks and constraints associated with conventional production, enabling a level of control over end-products that traditional methods cannot achieve. The eXoZymes biotechnology platform enables biosolutions capable of producing complex molecules beyond the limits of traditional extraction from natural feedstock, petrochemical synthesis of oil and gas, and old-style cell-based synthetic biology (SynBio). Small molecules play a central role in modern life. They form the basis of many medicines, nutritional ingredients, fragrances, materials, and other essential applications. As global demand for these compounds continues to grow, biomanufacturing technologies are evolving systems that can operate with greater precision, consistency, and scalability, while being more sustainable. Cell-free biomanufacturing is an emerging solution to address this global development need. eXoZymes is at the forefront of this paradigm shift in biomanufacturing and is working to deliver cell-free enzyme-based production of many high-value compounds and natural products at commercial scale.

Traditional extraction of natural compounds often requires substantial quantities of plant or biological material due to the low concentration of the needed target molecules. Beyond being resource-intensive, these extraction technologies often produce inconsistent yields, face supply-chain security issues, bottlenecks, and are difficult to scale to dependable and consistent commercial volumes. As a result, this extraction method is generally not reliable, cost-effective, or even feasible to produce sufficient quantities of natural compounds needed in areas such as nutrition supplements, fragrance, or pharmaceuticals.

Petrochemical synthesis has supported large-scale chemical production for decades. These conventional chemical methods are not well suited for producing certain natural product structures or related derivatives. Many complex, naturally occurring molecules remain difficult to produce efficiently through synthetic chemistry, creating supply limitations for select categories of compounds.

The company is developing technology designed to enable production of molecules through enzyme-based, cell-free biochemical systems. These exozymes systems are built with bioengineered enzymes that are genetically enhanced by using AI and special laboratory techniques, enabling the enzyme production pathways to operate outside of living cells. A feature formally believed to be impossible. Implementing enzymatic pathways in a cell-free environment can reduce certain constraints associated with normal cellular metabolism, including toxicity, cell viability, growth requirements, and sensitivity to intermediates or concentrations of end-product.

This cell-free approach is described as a framework that allows enzymes to perform targeted biochemical conversions in controlled reaction conditions, allowing for step-by-step engineering-level control, not available in cell-based biomanufacturing. Efforts to develop scalable cell-free production systems can therefore provide an additional route for accessing complex natural products and their derivatives beyond traditional extraction, conventional chemical synthesis, or cell-based SynBio. The applicability of the cell-free approach vary by compound class and may be subject to technical feasibility, regulatory requirements, and continued research.

Platform development activities to date, including core technology development, proof-of-concept demonstrations, laboratory-scale production, and certain pilot-scale efforts, have all been built and conducted to evaluate product target selection, technical feasibility, economic considerations, for all the product applications eXoZymes are now building, and will be building in the future.

5

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following description of our common stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and bylaws.

Common Stock

Our authorized capital stock includes 100,000,000 shares of common stock, par value $0.000001 per share. As of January 23, 2026, there were 8,400,258 shares of common stock issued.

Subject to prior dividend rights of the holders of any shares of issued and outstanding preferred stock of the Company, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose.

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. The holders of a majority of the shares of common stock present and entitled to vote in the election of directors can elect all directors standing for election.

In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not currently entitled to pre-emptive rights.

The issued and outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that the Company may issue in the future will also be fully paid and non-assessable.

Authorized but Unissued Common Stock

Nevada corporate law does not require stockholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of Nasdaq, which would apply for so long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances (other than a public offering) that equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their common stock at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

6

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

The following description of the terms of our preferred stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement and certificate of designation amending the certificate of incorporation.

Preferred Stock

General. We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.000001. No shares of preferred stock are currently outstanding. The preferred stock that we may issue is characterized as “blank check” preferred stock, which means that it may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, rights and preferences, and the qualifications, limitations, and restrictions thereof to the fullest extent permitted by our certificate of incorporation and the laws of the State of Nevada, including, without limitation, voting rights, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board of directors may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock may have some or all of the terms described below, which will be described in the prospectus supplement relating to the particular series of preferred stock being issued and sold under the prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

●	the designation and stated value per share of the preferred stock and the number of shares offered;

●	the amount of liquidation preference per share and the ranking as to the right to receive a liquidation payment;

●	the price at which the preferred stock will be issued;

●	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate, the ranking as to right to receive dividend;

●	any redemption or sinking fund provisions;

●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

●	any conversion provisions; and

●	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

Rank. The preferred stock may rank:

●	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

●	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; or

●	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

7

Dividends. Holders of the preferred stock of each series may be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends on any series of preferred stock may be cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share. Such dividends may not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in terms of the series of preferred stock, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon a voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares.

Redemption. If so provided in the terms of the preferred stock, the preferred stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement. A series of preferred stock that is subject to mandatory redemption will have specified the number of shares of preferred stock that shall be redeemed and the terms of the redemption, including the dates of redemption, price to be paid upon redemption, and the accrued and unpaid dividends to the date of redemption. We may pay the redemption price in cash or other property. If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we may determine the number of shares to be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Voting Rights. Holders of preferred stock may have voting rights as determined by the board of directors, and will have voting rights as required by law.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock may be convertible into shares of our common stock will be set forth in the terms of the preferred stock series. Such terms may include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

No Other Rights. The shares of a new series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

●	as discussed above or in the prospectus supplement;
●	as provided in our certificate of incorporation and in the certificate of designations; and
●	as otherwise required by law.

8

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description of the terms of debt securities is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, the provisions of the applicable debt security and related documentation.

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series, which may be issued under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, which may be issued under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. While it is highly likely that any debt securities we issue will be issued under an indenture, we reserve the right to issue debt securities other than under an indenture pursuant to an exemption from the indenture requirement under the Trust Indenture Act of 1939. Any debt securities issued by us other than pursuant to an indenture will subject the purchasers of such debt securities to certain unique risks arising from the lack of a trustee charged with the responsibility of monitoring the debt securities and enforcing the rights of the holders of such debt securities, which will be set forth in a prospectus supplement filed with regard to such unindentured debt securities.

If we issue debt securities other than under an indenture, we will likely be limited to issuing a maximum of $50 million of such debt securities, and it is also likely that such debt securities will be unsecured and subordinated. Any indenture regarding debt securities issued by us will not limit the amount of debt securities that we may issue. The debt securities or applicable indenture, if any, will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The following is a summary of the general terms of the debt securities we may issue under an indenture or otherwise, except as otherwise described in a prospectus supplement.

Debt securities may be either subordinated or unsubordinated general obligations and may rank pari passu with our other debt obligations as agreed among the lenders of the Company.

The debt securities may be unsecured or secured, as specified in the applicable prospectus supplement and loan documentation. Any secured debt or other secured obligations will be effectively senior to the other debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and any loan documentation will include any additional or different terms of the debt securities or any series being offered, including the following terms:

●	the title and type of the debt securities;

●	whether the debt securities will be issued under an indenture;

●	whether the debt securities will be senior or subordinated debt securities, and, with respect to subordinated debt securities, the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend those date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining the rate or rates;

●

the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●	any redemption dates, prices, obligations and restrictions on the debt securities;

●

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

9

●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in any indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●

if the debt securities of a series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of the collateral security, pledge or other agreements; and

●	any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.

Unless limited by prior agreement, we may from time to time, create and issue further debt securities of any series ranking equally with the outstanding debt securities of the series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of the further debt securities, or (2) the first payment of interest following the issue date of the further debt securities). Any further debt securities may be consolidated and form a single series with the debt securities of the series and have the same terms as to status, redemption or otherwise as the debt securities of the series.

The terms may permit the holder to present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We anticipate that the Company will provide those services without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the debt securities or any indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked will be described in the loan documentation and related prospectus supplement.

Debt securities may be issued under an indenture that is qualified under the terms of the Trust Indenture Act of 1939, as amended. Debt securities that are in a principal amount of less than $5,000,000 may be issued without an indenture. Therefore, the protection of an indenture and a trustee acting on behalf of the debt holders may not be available in all instances of our issuance of debt securities. The terms and requirements of the indenture and the trustee will be described in any prospectus supplement that is used to offer any debt securities.

10

DESCRIPTION OF WARRANTS OR SUBSCRIPTION RIGHTS WE MAY OFFER

The following description of warrants and subscription rights is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant or subscription agreement.

We may issue warrants or other forms of subscription rights for the purchase of shares of common stock, preferred stock or units. Warrants may be issued independently or together with preferred stock, common stock or units and may be attached to or separate from any offered securities. Any issuance of warrants or subscription rights will be governed by the terms of the applicable form of security and any related agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants or subscription right will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the security;
●	the aggregate number of the security;
●	the price or prices at which the security will be issued;
●	the currency or currencies (including composite currencies) in which the price of the security may be paid;
●	the terms of the securities purchasable upon exercise of the warrants or subscription right and the procedures and conditions relating to the exercise of the securities;
●	the price at which the securities purchasable upon exercise of the warrants or subscription rights may be purchased;
●	the date on which the right to exercise the securities will commence and the date on which such right shall expire;
●	any provisions for adjustment of the number or amount and exercise price of securities receivable upon exercise of the securities;
●	if applicable, the minimum or maximum amount of the securities that may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which the securities are issued and the number of the warrants or subscription rights issued with each such security;
●	if applicable, the date on and after which any related securities will be separately transferable;
●	information with respect to book-entry procedures, if any; and
●	any other terms, including terms, procedures and limitations relating to the exchange or exercise of the warrants or subscription rights.

The prospectus supplement relating to any warrants or subscription rights to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

After the close of business on the expiration date, unexercised warrants or subscription rights will become void. We will specify the place or places where, and the manner in which, the securities may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants or subscription rights to purchase preferred stock, common stock or units, holders of the warrants will not have any of the rights of holders of the preferred stock, common stock or units purchasable upon exercise.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

11

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly to investors. In this case, no underwriters or agents would be involved. Securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

12

Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation to be received by them from us. Any public offering price of the securities being sold and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, provided that the listing terms are met by the terms of the security and the other Company criteria. Any underwriters that we use in the sale of offered securities may make a market in such securities but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities we offer and sell will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

13

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

EXPERTS

The financial statements as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this registration statement have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

14

eXoZymes Inc.

296,135 Units

Consisting of

592,270 Shares of Common Stock

and

296,135 Warrants to Purchase up to 296,135 Shares of Common Stock

PROSPECTUS SUPPLEMENT

MDB CAPITAL